Exhibit 12.1

November 22, 2023	WINTHROP & WEINSTINE, P.A. Direct Dial: (612) 604-6400 Direct Fax: (612) 604-6800 info@winthrop.com

Norhart Invest LLC

1081 4th Street SW

Suite 400

Forest Lake, MN 55025

Attn: Timothy Libertini, Chief Financial Officer

Re:	Regulation A Offering Statement on Form 1-A

Ladies and Gentlemen:

At your request, we have examined the Amended and Restated Preliminary Offering Statement on Form 1-A (the “Offering Statement”) of Norhart Invest LLC, a Minnesota limited liability company (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2023 pursuant to Regulation A under the Securities Act of 1933 (the “Securities Act”), in connection with the Company’s offer and sale of up to $75,000,000 aggregate principal amount of Promissory Notes (the “Securities”). The Securities will be purchased and sold pursuant to a Form of Promissory Note (the “Note”) and a Form of Note Purchase Agreement (the “Note Purchase Agreement”) as set forth in Part III of the Offering Statement, and as entered into between the Company and each purchaser of the Securities (each, a “Purchaser” and collectively, the “Purchasers”).

In rendering this opinion, we have reviewed the originals, or copies thereof which have been identified to our satisfaction, of the following:

(1)	The Offering Statement, the Amended and Restated Preliminary Offering Circular included as Part II of the Offering Statement (the “Offering Circular”), and the exhibits filed as Part III thereof or incorporated therein by reference;

(2)	The Articles of Organization of the Company filed with the Minnesota Secretary of State on January 26, 2023 (filed as Exhibit 2.1 to the Norhart Invest LLC Offering Statement on Form 1-A dated June 29, 2023 and qualified on June 30, 2023);

(3)	The Operating Agreement of the Company (filed as Exhibit 2.2 to the Norhart Invest LLC Offering Statement on Form 1-A dated June 29, 2023 and qualified on June 30, 2023);

Norhart Invest LLC

November 22, 2023

(4)	The Unanimous Written Action of the Members of the Company dated November 22, 2023 (the “Written Action”);

(5)	The Officer’s Reliance Certificate dated November 22, 2023 (the “Officer’s Certificate”);

(6)	The Certificate of Organization of the Company issued by the Minnesota Secretary of State, dated January 26, 2023 (the “Organization Certificate”);

(7)	A Certificate of Good Standing of the Company issued by the Minnesota Secretary of State dated November 22, 2023 (the “Good Standing Certificate” and, together with the Officer’s Certificate and the Organization Certificate, the “Certificates”); and

(8)	The public records of the Minnesota Secretary of State indicating that the Company is active and in good standing pursuant to the Minnesota Revised Uniform Limited Liability Company Act.

We have also made such legal and (except as limited below) factual examinations and inquiries as we have deemed necessary in order for us to render the opinions indicated below. However, as to matters of fact, (i) we have relied solely on the Certificates and the recitals of fact and representations made by or on behalf of the Company in the above documents (which we assume to be true, accurate and complete); (ii) statements of fact in the Officer’s Certificate (which we assume to be true, accurate and complete); and (iii) we have not made any independent investigation or inquiry.

Based upon the foregoing, and subject to the qualifications and assumptions stated herein, we are of the opinion that, as of the date hereof:

(1)	The Company is a limited liability company validly existing, in good standing, under the laws of the State of Minnesota;

(2)	The Company has the limited liability company power to create the obligation covered by the Offering Statement, and has taken the required steps to authorize entry by the Company into the obligations covered by the Offering Statement;

(3)	The Securities have been duly authorized by the Company; and

(4)	The Securities, when paid for by and delivered to the Purchasers in accordance with the terms of the Note and the Note Purchase Agreement, will be valid, binding obligations of the Company in accordance with the terms therein.

Norhart Invest LLC

November 22, 2023

This opinion is qualified by and subject to, and we render no opinion with respect to, the following limitations and exceptions:

(a)	The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

(b)	The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether in a proceeding in equity or at law;

(c)	The effect of laws relating to banking, usury or permissible rates of interest for loans, forbearances or the use of money;

(d)	The effect of provisions relating to indemnification, exculpation, or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws; and

(e)	The financial condition of the Company.

We are licensed to practice law in the State of Minnesota only, and we express no opinion under any other state’s laws with respect to any of the documents referred to herein or the transactions contemplated by such documents, insofar as the same are deemed to be, or by their terms are, governed by or subject to the laws of any state other than the State of Minnesota. The opinions expressed herein are limited to the laws of the State of Minnesota, as currently in effect and without regard to principles or laws regarding choice of law or conflict of laws, and whether the Securities are the valid and binding obligations of the Company.

This opinion is based on our understanding that prior to issuing any Securities pursuant to the Offering Statement, the Company will advise us in writing of the terms thereof and other information material thereto and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume the Company will timely file any and all supplements or amendments to the Offering Statement or the Offering Circular as are necessary to comply with applicable laws in effect from time to time; however, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or any other governmental body.

This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Offering Statement and is not to be relied upon for any other purpose.

Norhart Invest LLC

November 22, 2023

This opinion is based on facts, statutes, rules and regulations and judicial rulings existing as of the first date written above and is subject to changes thereto. Specifically, and without implied limitation, we assume no obligation to advise the Company of any fact, circumstance, event or change in the law subsequent to the date of effectiveness of the Offering Statement, compliance with any continuing disclosure requirements that may be applicable, or of any facts that may thereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein. This opinion speaks only as of the date hereof, and we render no opinion as to what facts or circumstances might subsequently arise or what actions or omissions might hereafter be taken by any party which, if so arising or so taken, would affect any of the opinions rendered hereby. This opinion is limited to the matters expressly set forth herein. No opinion is to be implied or may be inferred beyond the matters expressly stated.

We have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In examining documents executed by parties other than the Company, we have assumed that such parties have all necessary power to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties and that such documents are legal, valid and binding on such parties in accordance with their respective terms. We have assumed the Written Action is in full force and effect and has not been modified or rescinded. We have also assumed that each natural person executing any of the above documents has the capacity and is legally competent to do so.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

/s/ Winthrop & Weinstine, P.A.